EX-23.2

                               CONSENT OF COUNSEL

                               Brian F. Faulkner
                         A Professional Law Corporation
                       31877 Del Obispo Street, Suite 205
                      San Juan Capistrano, California 92675
                                (949) 240-1361


May 27, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  FreeStar Technology Corporation - Form S-8 POS

Dear Sir/Madame:

I have acted as counsel to FreeStar Technology Corporation, a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of 15,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No.
2), and 25,000,000 Shares which are issuable pursuant to the Company's Amended and Restated Employee Stock Incentive Plan (Amendment No. 2). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,


                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.